Exhibit 99.1

Digirad's Second Quarter Revenues Increase by 23%

    POWAY, Calif.--(BUSINESS WIRE)--Aug. 9, 2004--Digirad Corp.
(Nasdaq NM:DRAD):

    --  DIS Mobile Leasing Service Revenues Up 29%

    --  Company Provides 2004 Financial Guidance

    Digirad Corp. (Nasdaq NM:DRAD), a leader in providing solid-state medical imaging products and services to physician offices, hospitals and imaging centers, today reported financial results for the three and six months ended June 30, 2004. For the second quarter of 2004, total revenues rose 23% to $17.3 million, compared with total revenues of $14.0 million in the second quarter of 2003. For the first half of 2004, total revenues rose 23% to $33.2 million, compared to $27.0 million for the first half of 2003.

    2004 Financial Results

    The Company generates revenue from mobile imaging leasing services through Digirad Imaging Solutions (DIS) and from the sale of gamma cameras and associated accessories and maintenance contracts. DIS revenues rose 29% to $11.3 million in the second quarter of 2004, compared to $8.8 million in the prior-year period. For the first six months of 2004, DIS revenues rose 33% to $21.7 million, compared to $16.3 million in the first six months of 2003. The DIS revenues increase was driven mainly by additional physicians entering into DIS service contracts and growth in existing DIS business. DIS added four imaging systems to its operations during the second quarter of 2004, taking the total DIS systems to 63 as of June 30, 2004, compared with 51 systems at June 30, 2003. Product revenues increased 14% to $6.0 million in the second quarter of 2004, compared to $5.2 million in the prior-year period; for the first half of 2004, product revenues increased 7% to $11.5 million, compared to $10.7 million in the prior-year period. The increase in product revenues was due to continued demand for our gamma cameras.
    "We are extremely pleased with our second quarter and year-to-date financial performance, in particular revenue growth from our mobile imaging services," said David Sheehan, President and CEO of Digirad. "Because Digirad affords physicians an in-office diagnostic solution that also provides substantial benefits to patients, we believe that we are well-positioned to respond to the growing demand for mobile and fixed-site digital cardiac imaging systems."
    Total gross margin for the second quarter of 2004 was 33%, up from 27% last year; gross margin for the first half of 2004 increased to 32%, up from 27% for the first half of 2003. Margin improvements were due primarily to an increase in DIS revenues, lower DIS imaging service costs and reductions in gamma camera production and per unit warranty costs.
    Total operating expenses for the second quarter of 2004 increased 28% to $5.3 million, compared to $4.1 million in the prior-year period. For the first six months of 2004, operating expenses increased 22% to $10.1 million, compared to $8.2 million for the comparable 2003 period. The increase in total operating expenses resulted from increases in sales personnel and expanded marketing efforts; higher general and administrative headcount and recruiting costs; increased insurance, legal and other costs associated with the Company's initial public offering and operating as a public company; and increased billing and collection costs correlated to the increase in DIS revenues.
    Net income for the second quarter of 2004 increased to $0.1 million, compared to a net loss in the second quarter of 2003 of $0.8 million. The net loss for the first six months of 2004 totaled $0.2 million, compared with a net loss of $1.7 million in the prior-year period. Diluted earnings per share, when calculated on a pro forma basis to account for the conversion of all our preferred stock into common stock in Digirad's initial public offering, was $0.01 in the second quarter of 2004 compared to a loss per share of $0.06 for the second quarter of 2003. The pro forma net loss per share for the six months of 2004 was $0.01, compared to a net loss of $0.14 for the first six months of 2003.
    The Company reported cash and cash equivalents of $60 million at June 30, 2004.
    "A highlight of the second quarter was the completion of our initial public offering of 5.5 million shares of our common stock on June 15, 2004," said Mr. Sheehan. "Digirad's strengthened cash position will support our efforts to address a significant market opportunity by further penetrating the non-hospital market, which includes both physician offices and outpatient clinics."

    Financial Guidance

    The following guidance is based on current information and expectations as of August 9, 2004. These and other statements herein are forward-looking, and actual results could differ dramatically. Please see the "Forward-Looking Statements" portion of this press release for a description of certain risk factors and Digirad's filings with the Securities and Exchange Commission for a more complete discussion of risks.
    Digirad anticipates 2004 total revenues to be between $67 million and $70 million. Digirad expects quarterly results and growth rates to continue to fluctuate, based on seasonality stemming from physician vacations, holidays and inclement weather.
    Operating expenses for 2004 will reflect increases in investments to expand the Company's infrastructure, including a third quarter DIS sales force expansion, as well as ongoing investments in research and development and higher general and administrative costs associated with operating as a public company. The Company anticipates 2004 net income to range from $0.2 million to $0.5 million, or $0.01 to $0.03 on a per-share diluted basis.

    Conference Call Information

    Management will be hosting an investment community conference call beginning at 4:45 p.m. Eastern Time (1:45 p.m. Pacific Time) today, August 9, 2004, to discuss this announcement and to answer questions.
    Individuals interested in listening to the conference call may do so by dialing 888-803-8296 for domestic callers or 706-634-1250 for international callers. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 800-642-1687 for domestic callers, or 706-645-9291 for international callers and entering reservation code 8693347.
    The live conference call will also be available via the Internet on the investor relations section of the company's Web site at www.digirad.com. A recording of the call will be available on the investor relations section of the Company's Web site for one year following the completion of the call.

    About Digirad

    Digirad Corp. develops, manufactures and markets solid-state, medical imaging products and services to physician offices, hospitals and imaging centers. Digirad offers a comprehensive line of solid-state nuclear gamma cameras that can be used for the detection of various medical conditions including cardiovascular disease. Digirad believes that its imaging systems produce a high-quality image, and due to their lightweight, compact design and easy fit within small office spaces allow the delivery of nuclear imaging procedures in a wide range of clinical settings -- physician offices, outpatient clinics or within multiple departments in hospitals.
    Through its wholly owned subsidiaries, Digirad Imaging Solutions and Digirad Imaging Systems, Digirad also offers a comprehensive, mobile imaging leasing and services program for physicians who wish to perform nuclear cardiology procedures in their offices but do not have the patient volume, capital or resources to justify purchasing a gamma camera. Digirad Corp., Digirad Imaging Solutions and Digirad Imaging Systems are headquartered in Poway, Calif. For more information, please visit www.digirad.com.

    Forward-Looking Statements

    Digirad cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with a discussion of future operating or financial performance or events. In particular, these include statements relating to future actions, prospective products, services or market opportunities, future performance or results of current and anticipated products or services, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. The inclusion of forward-looking statements should not be regarded as a representation by Digirad that any of its plans will be achieved. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in Digirad's business including, without limitation: the degree to which Digirad's existing imaging systems and services will be accepted by physicians and hospitals; Digirad's ability to compete against large, well-established competitors with significantly greater resources; any unforeseen changes in domestic and international legislation, regulation or coverage and reimbursement policies of third-party payors; Digirad's ability to timely develop new products, product enhancements and services that are accepted by the market; Digirad's lack of a diversified line of products and services; any technical problems that may develop with respect to Digirad's imaging systems or any manufacturing or supply problems or price fluctuations that may affect Digirad's third-party suppliers; the ability of Digirad to effectively market, sell and distribute its imaging systems and services given its limited capabilities in these areas; Digirad's ability to retain and attract key executives, qualified managers, engineers and imaging technologists; Digirad's ability to manage risks relating to product liability, warranty claims, recalls, property damage and personal injury with respect to its imaging systems; Digirad's reliance on a limited number of customers for its products and imaging services; Digirad's compliance with extensive and complex product service and reimbursement regulations, licensure and reporting requirements of the Food and Drug Administration and other state and federal agencies, including with respect to the DIS business, those that are subject to variable interpretations; Digirad's ability to protect its intellectual property and proprietary technology through patents and other means and defend against claims by third parties; and other risks detailed in Digirad's Securities and Exchange Commission filings, including its Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on June 10, 2004.
    Given these uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Digirad undertakes no obligation to revise or update this press release including the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
    Digirad(R) and Digirad Imaging Solutions(R) are registered trademarks of Digirad Corp.



                             Digirad Corp.
                      Consolidated Balance Sheets
                              (Unaudited)



                                       June 30, 2004 December 31, 2003
                                       -------------------------------
Assets                                  (Unaudited)
Current assets:
  Cash and cash equivalents             $60,394,364  $   7,681,407
  Accounts receivable, net               10,589,908     12,195,031
  Inventories, net                        4,405,163      3,709,321
  Other current assets                      982,101        854,170
                                       -------------------------------


Total current assets                     76,371,536     24,439,929


Property and equipment, net               11,141,698    10,087,030
Intangibles, net                             514,674       511,832
Restricted cash                              120,000       120,000
                                       -------------- ---------------

Total assets                            $ 88,147,908  $ 35,158,791
                                       ============== ===============

Liabilities and stockholders' equity
 (deficit)
Current liabilities:
  Accounts payable                      $  4,525,581  $  3,036,209
  Accrued compensation                     2,119,839     1,893,336
  Accrued warranty                         1,268,535     1,051,242
  Other accrued liabilities                4,190,275     2,647,741
  Deferred revenue                         2,036,744     1,514,488
  Current portion of notes payable to
   stockholders                               81,667       245,000
  Current portion of debt                  2,296,899    11,473,619
                                       -------------- ---------------


Total current liabilities                 16,519,540    21,861,635
Deferred Rent                                273,175             -
Notes payable to stockholders, net of
 current portion                             142,917       490,000
Long-term debt, net of current portion     3,246,570     4,232,071
Commitments and contingencies
Redeemable convertible preferred
 stock, $0.0001 par value: no shares
 and 46,023,000 shares authorized at
 June 30, 2004 and December 31, 2003,
 respectively; no shares and
 43,555,313 shares issued and
 outstanding at June 30, 2004
 (unaudited) and December 31, 2003,
 respectively                                      -    84,277,992
Stockholders' equity (deficit):
Preferred stock, $0.0001 par value:
 10,000,000 and no shares authorized
 at June 30, 2004 and December 31,
 2003, respectively; no shares issued
 and outstanding at June 30, 2004 and
 December 31, 2003, respectively                   -             -
Common stock, $0.0001 par value:
 150,000,000 and 53,000,000 shares
 authorized at June 30, 2004 and
 December 31, 2003, respectively;
 18,008,390 and 23,540 shares issued
 and outstanding at June 30, 2004
 (unaudited) and December 31, 2003,
 respectively                                  1,801             2
Additional paid-in capital               149,972,268     5,031,891
Deferred compensation                     (1,503,696 )    (554,375 )
Accumulated deficit                      (80,504,667 ) (80,180,425 )
                                       -------------- ---------------


Total stockholders' equity (deficit)      67,965,706   (75,702,907 )
                                       -------------- ---------------


Total liabilities and stockholders'
 equity (deficit)                       $ 88,147,908  $ 35,158,791
                                      =============== ===============

                          Digirad Corporation
                 Consolidated Statements of Operations
                              (Unaudited)
                 Three months ended June 30, Six months ended June 30,
                ------------------------------------------------------
                2004               2003      2004              2003
                ------------- ------------ -------------- ------------
 Revenues:
 DIS             $11,294,909  $ 8,763,586  $21,701,887  $16,266,512
 Product           5,995,129    5,248,687   11,456,015   10,724,978
                ------------- ------------ -------------- ------------

  Total revenues  17,290,038   14,012,273   33,157,902   26,991,490
  Cost of
   revenues:
 DIS               7,509,457    6,087,476   14,774,023   11,729,380
 Product           3,983,966    4,131,203    7,623,306    7,972,146
 Stock-based
  compensation       130,510       29,812      246,006       31,129
                ------------- ------------ -------------- ------------
  Total cost of
   revenues       11,623,933   10,248,491   22,643,335   19,732,655
                ------------- ------------ -------------- ------------
  Gross profit     5,666,105    3,763,782   10,514,567    7,258,835
  Operating
   expenses:
 Research and
  development        684,916      595,728    1,325,067    1,175,002
 Sales and
  marketing        1,859,427    1,435,895    3,639,832    2,982,426
 General and
  administrative   2,497,690    1,983,060    4,643,160    3,834,387
 Amortization
  and impairment
  of intangible
  assets              16,076       94,409       32,152      213,658
 Stock-based
  compensation       249,980       29,651      437,272       30,359

  Total
   operating    ------------- ------------ -------------- ------------
   expenses        5,308,089    4,138,743   10,077,483    8,235,832



  Income (loss)
   from
   operations        358,016     (374,961 )    437,084     (976,997 )
  Other income
   (expense):
 Interest income      33,886        9,091       41,793       20,034
 Interest
  expense           (289,458 )   (429,430 )   (612,042 )   (765,161 )
 Other                   200            -      (29,742 )          -



  Total other
   income
   (expense)        (255,372 )   (420,339 )   (599,991 )   (745,127 )



  Net income
   (loss)            102,644     (795,300 )   (162,907 ) (1,722,124 )
  Accretion of
   deferred
   issuance
   costs on
   preferred
   stock             (72,797 )    (84,106 )   (161,335 )   (169,456 )
                 ------------ ------------ ------------ ------------
  Net income
   (loss)
   applicable to
   common
   stockholders  $    29,847  $  (879,406 )$  (324,242 )$(1,891,580 )
                 ============ ============ ============ ============
  Net income
   (loss) per
   common share:
  Historical -
   basic and
   diluted       $      0.01  $    (63.08 )$     (0.16 )$   (137.67 )
                 ============ ============ ============ ============
  Pro forma -
   basic and
   diluted (1)   $      0.01  $     (0.06 )$     (0.01 )$     (0.14 )
                 ============ ============ ============ ============
  Shares used in
   computing
   historical
   net income
   (loss) per
   share:
  Weighted
   average
   shares
   outstanding -
   Basic           4,002,598       13,942    2,017,564       13,740
                 ============ ============ ============ ============
  Weighted
   average
   shares
   outstanding -
   Diluted        15,131,932       13,942    2,017,564       13,740
                 ============ ============ ============ ============
  Shares used in
   computing pro
   forma net
    income
     (loss) per
     share (1):
  Weighted
   average
   shares
   outstanding -
   Basic         13,711,8643   12,458,213   13,094,333   12,458,011
                 ============ ============ ============ ============
  Weighted
   average
   shares
   outstanding -
   Diluted        15,131,932   12,458,213   13,094,333   12,458,011
                 ============ ============ ============ ============

(1) As a result of the conversion of our preferred stock into 12.4 million shares of our common stock upon completion of our initial public offering in June 2004, there is a lack of comparability in the basic and diluted net income (loss) per share amounts for the periods presented above.

    CONTACT: Digirad Corp.
             Todd Clyde, Chief Financial Officer
             858-726-1600
             ir@digirad.com
                 or
             Lippert/Heilshorn & Associates
             Ina McGuinness or Bruce Voss
             310-691-7100
             imcguinness@lhai.com